EXHIBIT 23(a)

CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP

                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

We consent to the use in the Registration Statement of SearchHelp, Inc. on Form S-8, SEC File 33-97687, under the Securities Act of 1933 of our report dated January 20, 2004 (except as to a portion of Notes 1, 11 and 14 as to which the date is February 3, 2004) and to the reference to our firm under the heading "Experts" in the Prospectus.

                                /s/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York
July 22, 2004


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